Exhibit 99.1

QEP Resources Receives Continued Listing Notice from NYSE

DENVER - April 16, 2020 - QEP Resources, Inc. (NYSE: QEP) (QEP or the Company) announced that on April 10, 2020, it received written notice from the New York Stock Exchange (NYSE) that the average closing price of the Company's common stock over the prior 30-consecutive trading day period was below $1.00 per share, which is the minimum average share price for continued listing on the NYSE.

QEP has notified the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements within the six-month cure period. During the cure period, QEP's shares of common stock will continue to trade on the NYSE, subject to compliance with other continued listing requirements.

The NYSE notification does not affect QEP's ongoing business operations or its Securities and Exchange Commission reporting requirements, nor does it trigger any violation of its debt obligations. QEP is considering all available options to regain compliance with the NYSE's continued listing standards, including the consummation of a potential reverse stock split.

About QEP Resources, Inc.

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company focused in two regions of the United States: the Southern Region (primarily in Texas) and the Northern Region (primarily in North Dakota). For more information, visit QEP's website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: the Company’s intention to regain compliance with the NYSE’s continued listing standards. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the length and severity of the recent outbreak of the COVID-19 virus and its impact on QEP’s business; changes in oil, gas and NGL prices; liquidity constraints, including those resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions, changes in QEP’s credit rating, QEP’s compliance with loan covenants, the increasing credit pressure on QEP’s industry or demands for cash collateral by counterparties to derivative and other contracts; market conditions; global geopolitical and macroeconomic factors; the activities of the Organization of Petroleum Exporting Countries and other oil producing countries such as Russia; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural oil, gas and NGL; impact of new laws and regulations, including the use of hydraulic fracture stimulation; impact of U.S. dollar exchange rates on oil, gas and NGL prices; elimination of federal income tax deductions for oil and gas exploration and development; guidance for implementation of the Tax Cuts and Jobs Act; actual proceeds from asset sales; actions of activist shareholders; tariffs on products QEP uses in its operations or on the products QEP sells; drilling results; shortages of oilfield equipment, services and personnel; the availability of storage and refining capacity; operating risks such as unexpected drilling conditions; transportation constraints, including gas and crude oil pipeline takeaway capacity in

Exhibit 99.1

the Permian Basin; weather conditions; changes in maintenance, service and construction costs; permitting delays; outcome of contingencies such as legal proceedings; inadequate supplies of water and/or lack of water disposal sources; credit worthiness of counterparties to agreements; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact

Investors/Media:
William I. Kent, IRC
Director, Investor Relations
303-405-6665